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                                                                  CONFORMED COPY


                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                             THE GILLETTE COMPANY

                           ALASKA ACQUISITION CORP.

                                      and

                          DURACELL INTERNATIONAL INC.



                        Dated as of September 12, 1996





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                               TABLE OF CONTENTS


ARTICLE I.................................................................... 2

THE MERGER................................................................... 2
            SECTION 1.1  THE MERGER.......................................... 2
            SECTION 1.2  EFFECTIVE TIME...................................... 2
            SECTION 1.3  EFFECT OF THE MERGER................................ 2
            SECTION 1.4  CERTIFICATE OF INCORPORATION, BY-LAWS............... 2
            SECTION 1.5  DIRECTORS AND OFFICERS.............................. 3
            SECTION 1.6  EFFECT ON CAPITAL STOCK.  .......................... 3
            SECTION 1.7  EXCHANGE OF CERTIFICATES............................ 5
            SECTION 1.8  STOCK TRANSFER BOOKS................................ 6
            SECTION 1.9  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. 7
            SECTION 1.10  LOST, STOLEN OR DESTROYED CERTIFICATES............. 7
            SECTION 1.11  TAX AND ACCOUNTING CONSEQUENCES.................... 7
            SECTION 1.12  TAKING OF NECESSARY ACTION; FURTHER ACTION......... 7
            SECTION 1.13  MATERIAL ADVERSE EFFECT............................ 7

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................ 8
            SECTION 2.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES........ 8
            SECTION 2.2  CERTIFICATE OF INCORPORATION AND BY-LAWS............ 8
            SECTION 2.3  CAPITALIZATION...................................... 8
            SECTION 2.4  AUTHORITY RELATIVE TO THIS AGREEMENT................ 9
            SECTION 2.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS......... 10
            SECTION 2.6  COMPLIANCE, PERMITS................................ 11
            SECTION 2.7  SEC FILINGS; FINANCIAL STATEMENTS.................. 12
            SECTION 2.8  ABSENCE OF CERTAIN CHANGES OR EVENTS............... 12
            SECTION 2.9  NO UNDISCLOSED LIABILITIES......................... 13
            SECTION 2.10  ABSENCE OF LITIGATION............................. 13
            SECTION 2.11  EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS..... 13
            SECTION 2.12  LABOR MATTERS..................................... 14
            SECTION 2.13  REGISTRATION STATEMENT, JOINT PROXY
                          STATEMENT/PROSPECTUS.............................. 15
            SECTION 2.14  [Intentionally Omitted]........................... 15
            SECTION 2.15  TITLE TO PROPERTY................................. 15
            SECTION 2.16  TAXES............................................. 16
            SECTION 2.17  ENVIRONMENTAL MATTERS............................. 17
            SECTION 2.18  INTELLECTUAL PROPERTY............................. 17
            SECTION 2.19  INTERESTED PARTY TRANSACTIONS..................... 18
            SECTION 2.20  INSURANCE......................................... 18
            SECTION 2.21  POOLING MATTERS................................... 19
            SECTION 2.22  OPINION OF FINANCIAL ADVISOR...................... 19
            SECTION 2.23  BROKERS........................................... 19


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            SECTION 2.24  CHANGE IN CONTROL PAYMENTS........................ 19
            SECTION 2.25  EXPENSES.......................................... 19

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................... 19
            SECTION 3.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES....... 20
            SECTION 3.2  CHARTER AND BY-LAWS................................ 20
            SECTION 3.3  CAPITALIZATION..................................... 20
            SECTION 3.4  AUTHORITY RELATIVE TO THIS AGREEMENT............... 21
            SECTION 3.5  NO CONFLICT, REQUIRED FILINGS AND CONSENTS......... 21
            SECTION 3.6  COMPLIANCE; PERMITS................................ 22
            SECTION 3.7  SEC FILINGS; FINANCIAL STATEMENTS.................. 23
            SECTION 3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS............... 23
            SECTION 3.9  NO UNDISCLOSED LIABILITIES......................... 24
            SECTION 3.10  ABSENCE OF LITIGATION............................. 24
            SECTION 3.11  LABOR MATTERS..................................... 24
            SECTION 3.12  REGISTRATION STATEMENT; JOINT PROXY
                          STATEMENT/PROSPECTUS.............................. 24
            SECTION 3.13  [Intentionally Omitted]........................... 25
            SECTION 3.14  TITLE TO PROPERTY................................. 25
            SECTION 3.15  TAXES............................................. 25
            SECTION 3.16  ENVIRONMENTAL MATTERS............................. 26
            SECTION 3.17  INTELLECTUAL PROPERTY............................. 26
            SECTION 3.18  INTERESTED PARTY TRANSACTIONS..................... 27
            SECTION 3.19  INSURANCE......................................... 27
            SECTION 3.20  POOLING MATTERS................................... 28
            SECTION 3.21  OPINION OF FINANCIAL ADVISOR...................... 28
            SECTION 3.22  BROKERS........................................... 28
            SECTION 3.23  OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES...... 28

ARTICLE IV
CONDUCT OF BUSINESS PENDING THE MERGER...................................... 29
            SECTION 4.1  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE
                         MERGER............................................. 29
            SECTION 4.2  NO SOLICITATION.................................... 31
            SECTION 4.3  CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER... 32

ARTICLE V
ADDITIONAL AGREEMENTS....................................................... 33
            SECTION 5.1  HSR ACT; ETC....................................... 33
            SECTION 5.2  JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION
                         STATEMENT.......................................... 33
            SECTION 5.3  STOCKHOLDERS MEETINGS.............................. 34
            SECTION 5.4  ACCESS TO INFORMATION; CONFIDENTIALITY............. 34
            SECTION 5.5  CONSENTS; APPROVALS................................ 34
            SECTION 5.6  AGREEMENTS WITH RESPECT TO AFFILIATES.  ........... 35
            SECTION 5.7  INDEMNIFICATION AND INSURANCE...................... 35
            SECTION 5.7A  EMPLOYMENT AND BENEFIT MATTERS.................... 36
            SECTION 5.8  NOTIFICATION OF CERTAIN MATTERS.................... 37


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            SECTION 5.9  FURTHER ACTION/TAX TREATMENT....................... 37
            SECTION 5.10  PUBLIC ANNOUNCEMENTS. ............................ 37
            SECTION 5.11  CONVEYANCE TAXES.................................. 38
            SECTION 5.12  ACCOUNTANTS' LETTERS.............................. 38
            SECTION 5.13  POOLING ACCOUNTING TREATMENT...................... 38
            SECTION 5.14  NYSE LISTING...................................... 38
            SECTION 5.15  LISTING OF PARENT SHARES.......................... 38

ARTICLE VI
CONDITIONS TO THE MERGER.................................................... 38
            SECTION 6.1  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
                         MERGER............................................. 38
            SECTION 6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND
                         MERGER SUB......................................... 39
            SECTION 6.3  ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. 40

ARTICLE VII
TERMINATION................................................................. 41
            SECTION 7.1  TERMINATION........................................ 41
            SECTION 7.2  EFFECT OF TERMINATION.............................. 42
            SECTION 7.3  FEES AND EXPENSES.................................. 42

ARTICLE VIII
GENERAL PROVISIONS.......................................................... 44
            SECTION 8.1  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
                         AGREEMENTS, ETC. .................................. 44
            SECTION 8.2  NOTICES............................................ 44
            SECTION 8.3  CERTAIN DEFINITIONS................................ 46
            SECTION 8.4  AMENDMENT.......................................... 47
            SECTION 8.5  WAIVER............................................. 47
            SECTION 8.6  HEADINGS........................................... 47
            SECTION 8.7  SEVERABILITY....................................... 47
            SECTION 8.8  ENTIRE AGREEMENT................................... 47
            SECTION 8.9  ASSIGNMENT; GUARANTEE OF MERGER SUB................ 48
            SECTION 8.10  PARTIES IN INTEREST............................... 48
            SECTION 8.11  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
                          CUMULATIVE........................................ 48
            SECTION 8.12  GOVERNING LAW..................................... 48
            SECTION 8.13  COUNTERPARTS...................................... 48


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                        AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of September 12, 1996 (this "AGREEMENT"), among The Gillette Company, a Delaware corporation ("PARENT"), Alaska Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Duracell International Inc., a Delaware corporation (the "COMPANY").

                                 WITNESSETH:

      WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

      WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Stockholders Agreement (the "Stockholders Agreement") with each of KKR Partners II, L.P. and DI Associates, L.P. (collectively, the "Stockholders"), pursuant to which, among other things, the Stockholders, severally and not jointly, have agreed to vote the shares of Company Common Stock (as defined below) then owned by them in favor of the Merger; and

      WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the
"MERGER") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein and the Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Stockholders Agreement in accordance with the provisions of
Section 203 of the DGCL;

      WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

      WHEREAS, pursuant to the Merger, each outstanding share (a "SHARE") of the Company's common stock, $.01 par value (the "COMPANY COMMON STOCK"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.7(b)), upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


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                                   ARTICLE I

                                  THE MERGER

      SECTION 1.1  THE MERGER.

      (a) EFFECTIVE TIME. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

      (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

      SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "EFFECTIVE Time").

      SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      SECTION 1.4  CERTIFICATE OF INCORPORATION, BY-LAWS.

      (a) CERTIFICATE OF INCORPORATION. At the Effective Time the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.



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      (b)  BY-LAWS. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws; PROVIDED, HOWEVER, that the Board of Directors of the Surviving Corporation shall consist of the same number of directors as the number of directors of Merger Sub at the Effective Time.

      SECTION 1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      SECTION 1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

      (a) CONVERSION OF SECURITIES. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(f), into the right to receive 0.904 shares (the "EXCHANGE RATIO") of validly issued, fully paid and nonassessable shares ("PARENT SHARES") of the Common Stock, $1.00 par value, of Parent ("PARENT COMMON STOCK") (together with the preferred stock purchase right attached thereto).

      (b) CANCELLATION. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

      (c)  STOCK OPTIONS.

            (i) At the Effective Time, each outstanding option to purchase Company Common Stock (a "STOCK OPTION") granted under (a) the Duracell Shares Plan, or (b) the Company's Stock Option Plan for Key Employees (collectively, the "COMPANY STOCK OPTION PLANS"), whether vested or unvested, shall be deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number (rounded to the nearest whole number) of Parent Shares as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into

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      account whether or not such option was in fact
      exercisable), at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of Parent Shares deemed purchasable pursuant to such Stock Option.

            (ii) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions (including antidilution provisions).

            (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(c).

            (iv) Subject to any applicable limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), Parent shall either (a) file a Registration Statement on Form S-8 (or any successor form), effective as of the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options, or (b) file any necessary amendments to the Company's previously-filed Registration Statement(s) on Form S-8 in order that the Parent will be deemed a "successor registrant" thereunder, and, in either event the Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

      (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

      (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

      (f) FRACTIONAL SHARES. No certificates or scrip representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the closing price per share on the New York Stock Exchange ("NYSE") of Parent Common Stock

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as reported in the Eastern Edition of the WALL STREET JOURNAL on the
trading date prior to the date on which the Effective Time occurs.

      SECTION 1.7  EXCHANGE OF CERTIFICATES.

      (a) EXCHANGE AGENT. At or prior to the Effective Time Parent shall supply, or shall cause to be supplied, to or for the account of The First National Bank of Boston, or such other bank or trust company as shall be designated by Parent (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.7, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.6 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares and any dividends and distributions.

      (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (a) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (b) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c), and (c) cash in respect of fractional shares as provided in Section 1.6(f) (the Parent Shares, dividends, distributions and cash being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Shares, dividends and distributions may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.6(f), to evidence the ownership of the number of full Parent Shares into which such shares of Company Common Stock shall have been so converted.

      (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED PARENT SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law and the provisions of Section 1.7(e) below, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares.

      (d) TRANSFERS OF OWNERSHIP. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

      (e) NO LIABILITY. At any time following one year after the effective time, parent shall be entitled to require the exchange agent to deliver to parent any merger consideration which had been made available to the exchange agent by or on behalf of parent and which has not been disbursed to holders of certificates, and thereafter such holders shall be entitled to look to parent only as general creditors thereof with respect to the merger consideration payable upon due surrender of their certificates. Notwithstanding the foregoing, neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (f) WITHHOLDING RIGHTS. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

      SECTION 1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

      SECTION 1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      SECTION 1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and delivery of bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed, such Parent Shares as may be required pursuant to Section 1.6.

      SECTION 1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      SECTION 1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

      SECTION 1.13 MATERIAL ADVERSE EFFECT. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole, or (b) does or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Merger Sub as follows:

      SECTION 2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each of its significant subsidiaries (as defined in Section 8.3 or listed in Section 2.1 of the Company Disclosure Schedule (as defined below)) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals does not constitute a Material Adverse Effect. Each of the Company and each of its significant subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that do not constitute a Material Adverse Effect. Substantially all of the business and operations of the Company and its subsidiaries are conducted through, and substantially all of the properties and assets of the Company and its subsidiaries are owned by, the Company and its significant subsidiaries.

      SECTION 2.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

      SECTION 2.3 CAPITALIZATION. The authorized capital stock of the Company consists of (1) 150,000,000 shares of Company Common Stock and (ii) 100,000,000 shares of preferred stock, $.01 par value per share, none of which is issued and outstanding and none of which is held in treasury. As of August 31, 1996, (i) 119,376,762 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 1,000,000 shares of Company Common Stock were held in treasury, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, and (iii) 6,783,421 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plans. No material change in such capitalization has occurred between August 31, 1996 and the date hereof. Except as set forth in this Section 2.3, Section
2.3 or Section 2.11 of the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its significant subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its significant subsidiaries. None of the options, warrants, rights, agreements, arrangements or commitments identified in Section 2.3 or Section 2.11 of the Company Disclosure Schedule provide that, absent action by the Board of Directors or a committee thereof, upon exercise or conversion the holder thereof shall receive cash, and no such action of the Board of Directors or a committee thereof has been taken. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its significant subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any significant subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. Except as set forth in Section 2.3 of the Company
Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's significant subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares) are owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "LIENS").

      SECTION 2.4  AUTHORITY RELATIVE TO THIS AGREEMENT.

      (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement and the Stockholders Agreement, including, but not limited to, all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to this Agreement, the Merger and the Stockholders Agreement. The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's stockholders approve and adopt this Agreement and the Merger.

      SECTION 2.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      (a) The exhibit index to the Company's most recently filed Annual Report on Form 10-K, as supplemented by Section 2.5(a) of the Company Disclosure Schedule, includes each agreement, contract or other instrument (including all amendments thereto) to which the Company or any of its subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Exchange Act and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. The Company has made available to the Parent on or prior to the date hereof true, correct and complete copies in all material respects of each such agreement, contract, instrument and amendment.

      (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in Section 2.5(a), (ii) to the best knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in
Section 2.5 (a) has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in Section 2.5(a) is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not constitute a Material Adverse Effect.

      (c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or any of its significant subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its significant subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its significant subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries or its or any of their respective properties is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not constitute a Material Adverse Effect.

      (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except
(i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("BLUE SKY Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the premerger notification requirements of the European Community and other requirements of foreign jurisdictions and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, and to make such filings or notifications, would not prevent or delay consummation of the Merger, and otherwise prevent or delay the Company from performing its obligations under this Agreement, and do not constitute a Material Adverse Effect.

      SECTION 2.6  COMPLIANCE, PERMITS.

      (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, neither the Company nor any of its significant subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its significant subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in each case, for any such conflicts, defaults or violations which do not constitute a Material Adverse Effect.

      (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, the Company and its significant subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"). The Company and its significant subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not constitute a Material Adverse Effect.

      SECTION 2.7  SEC FILINGS; FINANCIAL STATEMENTS.

      (a) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") and has made available to Parent (i) its Annual Report on Form 10-K for the fiscal year ended June 30, 1995, (ii) its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, (iii) all other reports or registration statements filed by the Company with the SEC since July 1, 1995, (iv) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) since July 1, 1995, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC pursuant to the requirements of the Exchange Act ((i)-(v) collectively, the "COMPANY SEC REPORTS"). Except as disclosed in
Section 2.7 of the Company Disclosure Schedule, the Company
SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

      (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

      SECTION 2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 2.8(a) through Section 2.8(g) of the Company Disclosure Schedule or the Company SEC Reports, since July 1, 1995, the Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation or By-laws of the Company or similar organizational documents of its significant subsidiaries; (c) any damage to, destruction or loss of any asset of the Company or any of its subsidiaries (whether or not covered by insurance) that constitutes a Material Adverse Effect; (d) any material change by the Company in its accounting methods, principles or practices except as required by any change in generally accepted accounting principles; (e) any material revaluation by the Company of any of its or any of its subsidiaries' assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (f) any sale, pledge, disposition of or encumbrance upon any assets of the Company or any of its subsidiaries
(except (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) sales of immaterial assets not in excess of $10,000,000 in the aggregate); or (g) any other action or event that would have required the consent of Parent pursuant to any of the following provisions of Section 4.1 had such action or event occurred after the date of this
Agreement:  Section 4.1(d) (except that for purpose of this Section
2.8(g), clause (ii) of Section 4.1(d) shall not apply to subsidiaries of the Company and clause (iii) of Section 4.1(d) shall not apply to the repurchase in the ordinary course of any options from any employee of the Company or any of its subsidiaries who is not an officer or director and shall apply only to the Company and any subsidiary of the Company that is not a wholly owned subsidiary of the Company), Section 4.1(e)(i), Section 4.1(e)(ii), Section 4.1(e)(iv),
Section 4.1(e)(v) (but only insofar as applicable to clauses (i), (ii) and (iv) of Section 4.1(e)), Section 4.1(f)(i) (but only insofar as any of the actions described therein benefit any director or officer of the Company), Section 4.1(f)(ii) (but only insofar as any of the actions described therein benefit any director or officer of the Company), Section 4.1(f)(iii),
Section 4.1(g), Section 4.1(h), Section 4.1(i), and Section 4.1(j).

      SECTION 2.9  NO UNDISCLOSED LIABILITIES.  Except as is disclosed in
Section 2.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended June 30, 1995 included in the Company's 1995 Annual Report on Form 10-K (the "1995 COMPANY BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1995 Company Balance Sheet, (c) incurred since June 30, 1995 in the ordinary course of business consistent with past practice,
(d) incurred in connection with this Agreement, or (e) which do not constitute a Material Adverse Effect.

      SECTION 2.10  ABSENCE OF LITIGATION.  Except as set forth in Section
2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that constitute a Material Adverse Effect.

      SECTION 2.11 EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS. Except in each case as set forth in Section 2.11 of the Company Disclosure Schedule or where the liability, individually or in the aggregate with respect to the following, does not constitute a Material Adverse Effect, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any material employee welfare plans (as defined in Section 3(1) of ERISA), or any material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (collectively, the "COMPANY EMPLOYEE PLANS"), which could result in any liability of the Company or any of its subsidiaries; (ii) all Company Employee Plans are in compliance in all respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination;
(iv) all contributions required to be made to any Company
Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) no withdrawal (including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA that has resulted in, or could reasonably be expected to result in, any withdrawal liability for the Company or any of its subsidiaries; and (vii) neither the Company nor any of its subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC, and contributions not in default to the respective plans, arising in the ordinary course).

      SECTION 2.12 LABOR MATTERS. Except as set forth in Section 2.12 of the Company Disclosure Schedule: (i) there are no claims or proceedings pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which claims or proceedings constitute a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

      SECTION 2.13 REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion or incorporation by reference in the Registration Statement (as defined in Section 3.12) shall not at the time the Registration Statement (including any amendments and supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion or incorporation by reference in the joint proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "COMPANY STOCKHOLDERS MEETING") and to be sent to the stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the Merger (the "PARENT STOCKHOLDERS MEETING," and together with the Company Stockholder Meeting, the "STOCKHOLDERS MEETINGS") (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS"), will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger
Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in any of the foregoing documents.

      SECTION 2.14  [Intentionally Omitted]

      SECTION 2.15 TITLE TO PROPERTY. Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, which do not constitute a Material Adverse Effect; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default does not constitute a Material Adverse Effect.

      SECTION 2.16  TAXES.

      (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

      (b) Other than as disclosed in Section 2.16(b) of the Company Disclosure Schedule, (i) the Company and its subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, (ii) the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings
(to the extent that any such proceedings are required) and with respect to which the Company is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required unless the failure to do so does not constitute a Material Adverse Effect. Except as does not involve or would not result in liability to the Company or any of its subsidiaries that constitutes a Material Adverse Effect: (i) there are no tax liens on any assets of the Company or any subsidiary thereof; and (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the balance sheet of the Company as at March 31, 1996 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis with the 1995 Company Balance Sheet, and the accrual and reserves for Taxes (including deferred taxes) reflected in the books and records of the Company as at the last day of the Company's most recently completed fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis with the 1995 Company Balance Sheet.

      (c) The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code. To the best knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

      SECTION 2.17  ENVIRONMENTAL MATTERS.  Except as set forth in Section
2.17 of the Company Disclosure Schedule, and except in all cases as, in the aggregate, does not constitute a Material Adverse Effect, the Company and each of its subsidiaries: (i) have obtained all Approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("ENVIRONMENTAL LAWS") by the Company or its subsidiaries or their respective agents; (ii) are in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

      SECTION 2.18  INTELLECTUAL PROPERTY.

      (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of the Company and its subsidiaries as currently conducted by the Company or its subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

      (b) Either the Company or one of its subsidiaries is the sole and exclusive owner of, or the exclusive or non-exclusive licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and, in the case of Company Intellectual Property Rights owned by the Company or any of its subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. Except as set forth in Section 2.18(b) of the Company Disclosure Schedule, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person that constitute a Material Adverse Effect (i) to the effect that the manufacture, sale, licensing, or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its subsidiaries infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of the Company and its subsidiaries as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by the Company or any of its subsidiaries or the validity of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting, except to the extent any failure does not constitute a Material Adverse Effect. Except as set forth on Schedule 2.18(b), to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries, except to the extent any such restriction does not constitute a Material Adverse Effect. Neither the Company nor any of its subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market, except to the extent any such restriction does not constitute a Material Adverse Effect.

      SECTION 2.19  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 2.19 of the Company Disclosure Schedule, since the date of the Company's proxy statement dated September 22, 1995, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

      SECTION 2.20 INSURANCE. The Company maintains fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar business and subject to the same or similar perils or hazards.

      SECTION 2.21 POOLING MATTERS. Neither the Company nor any of its affiliates has taken or agreed to take any action that could affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

      SECTION 2.22 OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Morgan Stanley & Co. Incorporated, that in its opinion, as of the date hereof, the Exchange Ratio set forth herein is fair to the holders of Shares from a financial point of view.

      SECTION 2.23 BROKERS. Except as set forth in Section 2.23 of the Company Disclosure Schedule, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates. The fees and expenses of the entities listed on Section 2.23 of the Company Disclosure Schedule will be paid by the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the entities listed on Section 2.23 of the Company's Disclosure Schedule pursuant to which such entities would be entitled to any payment relating to the transactions contemplated hereunder.

      SECTION 2.24  CHANGE IN CONTROL PAYMENTS.  Except as set forth on
Section 2.24 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company.

      SECTION 2.25 EXPENSES. The Company has provided to Parent a good faith estimate and description of the expenses of the Company and its subsidiaries which the Company expects to incur, or has incurred, in connection with the transactions contemplated by this Agreement.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

      SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and each of its significant subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals does not constitute a Material Adverse Effect. Each of Parent and each of its significant subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that do not constitute a Material Adverse Effect. Substantially all of the business and operations of Parent and its subsidiaries are conducted through, and substantially all of the properties and assets of Parent and its subsidiaries are owned by, Parent and its significant subsidiaries.

      SECTION 3.2 CHARTER AND BY-LAWS. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and By-Laws, as most recently restated and subsequently amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Parent is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

      SECTION 3.3 CAPITALIZATION. As of August 31, 1996, the authorized capital stock of Parent consisted of (i) 1,160,000,000 shares of Parent Common Stock of which 445,784,108 shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, 115,398,992 shares were held in treasury, and 23,925,438 shares were reserved for future issuance under Parent's stock option and employee stock purchase plans, (ii) 55,723,013.5 preferred stock purchase rights (the "Rights") were issued and outstanding and attached to each outstanding share of Parent Common Stock and (iii) 5,000,000 shares of preferred stock, without par value per share, of which 159,057.2537 shares of 8.0% Cumulative Series C ESOP Convertible Preferred were issued and outstanding, none of which were held in treasury, and 400,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the Rights. No material change in such capitalization has occurred between August 31, 1996 and the date hereof. Except as set forth in this Section 3.3, in
Section 3.3 of the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "Parent Disclosure Schedule") or as set forth in the Parent SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character outstanding on the date hereof obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent, other than options or similar rights outstanding on the date hereof to purchase an aggregate of 15,508,457 shares of Parent Common Stock.

      SECTION 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub (other than the approval of the issuance of Parent Common Stock in the Merger by the affirmative vote of the holders of a majority of the voting power of the shares of the Parent Common Stock present in person, or represented by proxy, and entitled to vote thereon at the meeting of holders of Parent Common Stock to be called therefor, provided that the shares so present or represented constitute a majority of the outstanding shares of Parent Common Stock) are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms.

      SECTION 3.5  NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

      (a) The exhibit index to the Parent's most recently filed Annual Report on Form 10-K, as supplemented by Section 3.5(a) of the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "Parent Disclosure Schedule"), includes each material agreement, contract or other instrument (including all amendments thereto) to which Parent or any of its subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Exchange Act and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Parent has made available to the Company, or there have been filed with the SEC pursuant to the periodic reporting requirements of the Exchange Act, on or prior to the date hereof true, correct and complete copies in all material respects of each such agreement, contract, instrument and amendment.

      (b) Except as disclosed in Section 3.5(b) of the Parent Disclosure Schedule, (i) neither the Parent nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in Section 3.5(a), (ii) to the best knowledge of Parent, no other party to any of the agreements, contracts or other instrument referred to in Section 3.5(a) has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in Section 3.5(a) is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not constitute a Material Adverse Effect.

      (c) Except as set forth in Section 3.5(c) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any Laws applicable to Parent or any of its significant subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its significant subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its significant subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its significant subsidiaries is a party or by which Parent or any of its significant subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) or (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not constitute a Material Adverse Effect.

      (d) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the premerger notification requirements of the European Community and any other requirements of foreign jurisdictions and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, and otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and do not constitute a Material Adverse Effect.

      SECTION 3.6  COMPLIANCE; PERMITS.

      (a) Except as disclosed in Section 3.6(a) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any of its significant subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its significant subsidiaries is a party or by which Parent or any of its significant subsidiaries or its or any of their respective properties is bound or affected, except, in each case, for any such conflicts, defaults or violations which do not constitute a Material Adverse Effect.

      (b) Except as disclosed in Section 3.6(b) of the Parent Disclosure Schedule, Parent and its significant subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "PARENT PERMITS"). Parent and its significant subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply does not constitute a Material Adverse Effect.

      SECTION 3.7  SEC FILINGS; FINANCIAL STATEMENTS.

      (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 1995, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) since January 1, 1995, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Parent with the SEC since January 1, 1996, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC ((i)-(v) collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

      (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholders equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

      SECTION 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.8 of the Parent Disclosure Schedule or in the Parent SEC Reports, since January 1, 1996, Parent has conducted its business in the ordinary course and there has not occurred: (i) any

Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent (except as contemplated by Section 4.3(c)); (iii) any damage to, destruction or loss of any assets of the Parent or any of its subsidiaries (whether or not covered by insurance) that constitutes a Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices except as required by any change in generally accepted accounting principles; (v) any material revaluation by Parent of any of its or any of its subsidiaries' assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any other action or event that would have required the consent of the Company pursuant to Section 4.3 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of assets of Parent or any of its subsidiaries except in the ordinary course of business.

      SECTION 3.9  NO UNDISCLOSED LIABILITIES.  Except as is disclosed in
Section 3.9 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for in Parent's audited balance sheet (including any related notes thereto) as of December 31, 1995 included in the Parent's 1995 Annual Report on Form 10-K (the "PARENT BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the Parent Balance Sheet,
(c) incurred since December 31, 1995 in the ordinary course of business and consistent with past practice, (d) incurred in connection with this Agreement, or (e) which do not constitute a Material Adverse Effect.

      SECTION 3.10  ABSENCE OF LITIGATION.  Except as set forth in Section
3.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, or any properties or rights of the Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that constitute a Material Adverse Effect.

      SECTION 3.11 LABOR MATTERS. Except as set forth in Section 3.11 of the Parent Disclosure Schedule: (i) there are no claims or proceedings pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which claims or proceedings constitute a Material Adverse Effect; and (ii) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which constitute a Material Adverse Effect.

      SECTION 3.12 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "REGISTRATION STATEMENT") pursuant to which the Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Stockholders Meetings and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in any of the foregoing documents.

      SECTION 3.13  [Intentionally Omitted]

      SECTION 3.14 TITLE TO PROPERTY. Except as disclosed in Section 3.14 of the Parent Disclosure Schedule, Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, which do not constitute a Material Adverse Effect; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default does not constitute a Material Adverse Effect.

      SECTION 3.15 TAXES. Other than as disclosed in Section 3.15 of the Parent Disclosure Schedule, (i) Parent and its subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, (ii) Parent and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which Parent is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves to the extent currently required unless the failure to do so does not constitute a Material Adverse Effect. Except as does not involve or would not result in liability to Parent that constitutes a Material Adverse Effect: (i) there are no tax liens on any assets of Parent or any subsidiary thereof; and (ii) neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the balance sheet of Parent as at June 30, 1996 included in the Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis with the Parent Balance Sheet, and the accruals and reserves for Taxes (including deferred taxes) reflected in the books and records of Parent as at the last day of Parent's most recently completed fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis with the Parent Balance Sheet.

      SECTION 3.16  ENVIRONMENTAL MATTERS.  Except as set forth in Section
3.16 of the Parent Disclosure Schedule, and except in all cases as, in the aggregate, does not constitute a Material Adverse Effect, Parent and each of its subsidiaries: (i) have obtained all Approvals which are required to be obtained under all applicable Environmental Laws by Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof are not aware of nor have received notice of any past or present violations of Environmental Laws, or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Parent or its subsidiaries (or any of their respective agents) thereunder.

      SECTION 3.17 INTELLECTUAL PROPERTY. Parent, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, services marks, copyrights, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Parent and its subsidiaries as currently conducted by Parent and its subsidiaries (the "PARENT INTELLECTUAL PROPERTY RIGHTS"). Either Parent or one of its subsidiaries is the sole and exclusive owner of, or the exclusive or non-exclusive licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Parent Intellectual Property Rights, and, in the case of Parent Intellectual
Property Rights owned by Parent or any of its subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Parent Intellectual Property Rights are being used. Except as set forth in Section 3.17 of the Parent Disclosure Schedule, no claims with respect to Parent Intellectual Property Rights have been asserted or, to the knowledge of Parent, are threatened by any person that constitute a Material Adverse Effect, (i) to the effect that the manufacture, sale, licensing or use of any product of Parent or any of its subsidiaries as now manufactured, used, sold or licensed or proposed for manufacture, use, sale or license by Parent or any of its subsidiaries infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by Parent or any of its subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Parent's or its subsidiaries' business as currently conducted or as proposed to be conducted, or
(iii) challenging the ownership or validity of any of Parent Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Parent or any of its subsidiaries are valid and subsisting, except to the extent any failure to be so valid and subsisting does not constitute a Material Adverse Effect. To the knowledge of Parent, there is no unauthorized use, infringement or misappropriation of any Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its subsidiaries. No Parent Intellectual Property Right or product of Parent or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent or any of its subsidiaries, except to the extent any such restriction does not constitute a Material Adverse
Effect. Neither Parent nor any of its subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which Parent or any of its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market, except to the extent any such restriction does not constitute a Material Adverse Effect.

      SECTION 3.18  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 3.18 of the Parent Disclosure Schedule, since the date of Parent's proxy statement dated March 14, 1996 no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

      SECTION 3.19 INSURANCE. All material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.20 POOLING MATTERS. Neither Parent nor any of its affiliates has taken or agreed to take any action that could affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

      SECTION 3.21 OPINION OF FINANCIAL ADVISOR. Parent has received the separate opinions of its financial advisors, Merrill Lynch & Co. and J.P. Morgan & Co. Incorporated, that, as of the date hereof, the Exchange Ratio is fair to Parent and Parent's stockholders from a financial point of view.

      SECTION 3.22 BROKERS. Except as set forth on Section 3.22 of the Parent Disclosure Schedule, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their subsidiaries or affiliates. The fees and expenses of the entities listed on
Section 3.22 of the Parent Disclosure Schedule will be paid by Parent. Parent has heretofore furnished to the Company a complete and correct copy of all agreements between Parent and the entities listed on Section 3.22 of the Parent Disclosure Schedule pursuant to which such firms would be entitled to any payment relating to the transactions contemplated hereunder.

      SECTION 3.23  OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES.

      (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

      (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

      SECTION 3.24 BATTERY GROUP HEADQUARTERS. Parent's present intention is to maintain the headquarters of the battery group of the Surviving Corporation in Bethel, Connecticut.

                                  ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGER

      SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use all reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

      (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of any of its subsidiaries;

      (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its subsidiaries (except for (i) the issuance of shares of Company Common Stock issuable pursuant to Stock Options which were granted under the Company Stock Option Plans and are outstanding on the date hereof and (ii) grants of Stock Options under the Company Stock
Option Plans for the purchase of a maximum of 25,000 shares of Company
Common Stock granted to the individuals identified in Section 4.1(b) of the Company Disclosure Schedule).

      (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $10,000,000 in the aggregate);

      (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, other than regular quarterly cash dividends of $0.29 per share in accordance with past practice (and provided that if the Effective Time shall occur on a date in any quarter which is subsequent to the record date for the regular quarterly cash dividend on Parent Common Stock and prior to the customary record date for the regular quarterly cash dividend on the Company Common Stock, the Company shall be permitted to declare and pay its dividend in the customary amount for such quarter prior to the Effective Time), except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or provide that upon the exercise or conversion of any such option, warrant or right the holder thereof shall receive cash, or propose to do any of the foregoing;

      (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.1(e) of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money or issue any debt securities, except for short-term, working capital and commercial paper borrowings not in excess of $800 million in the aggregate at any one time outstanding incurred in the ordinary course of business consistent with past practice and except for intercompany indebtedness between the Company and any of its wholly owned subsidiaries or between such wholly owned subsidiaries, or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement (except as described on Section 4.1(e) of the Company Disclosure Schedule); (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $10,000,000 for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

      (f) (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries; or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

      (g) except as may be required as a result of a change in law or in generally accepted accounting principles, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

      (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

      (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

      (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

      SECTION 4.2  NO SOLICITATION.

      (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any significant subsidiaries of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this
Section 4.2(a) shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties. Nothing contained in this Section 4.2 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

      (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.2(c).

      (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that it is required to cause the Company to act as provided in this Section 4.2(c) in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent (other than for any provisions similar to the provisions of Sections 7 and 8 of the Confidentiality Letter), the Company may provide such person with access to information regarding the Company.

      (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

      (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.2.

      SECTION 4.3 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and Parent shall use all reasonable efforts to preserve substantially intact the business organization of Parent and its subsidiaries, to keep available all services of the present officers, employees and consultants of Parent and its subsidiaries and to preserve the present relationships of the Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has significant business relations.
By way of amplification and not limitation, except as contemplated by this Agreement, neither Parent nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

      (a) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, other than regular quarterly cash dividends of $0.18 per share consistent with past practices and except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent;

      (b) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder; or

      (c) amend or otherwise change the Certificate of Incorporation or By-Laws of Parent in a manner that would be materially adverse to the holders of Parent Common Stock (it being understood that any such amendment made to implement a so-called "shareholder rights plan" as described in the footnotes to the financial statements included in or incorporated by reference into the Annual Report of Parent on Form 10-K for the fiscal year ended December 31, 1995 shall not be deemed to be materially adverse to the holders of Parent Common Stock).

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

      SECTION 5.1 HSR ACT; ETC. As promptly as practicable after the date of the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act and the legal requirements of the European Community and any other foreign jurisdictions requiring notification in connection with the Merger and the transactions contemplated hereby. The Company and Parent shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority (foreign or domestic) in connection with antitrust matters.

      SECTION 5.2  JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION STATEMENT.
As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement of the Parent with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the stockholders of the Company and the approval by the stockholders of Parent of the issuance of Parent Company Stock in the Merger pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective, and to mail the Joint Proxy Statement/Prospectus to their respective shareholders, as soon thereafter as practicable.

      SECTION 5.3 STOCKHOLDERS MEETINGS. The Company and Parent shall call and hold their respective Stockholders Meetings as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the adoption of the Merger Agreement, in the case of the Company's stockholders, and the issuance of Parent Common Stock, in the case of Parent's stockholders, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders Meetings on the same day (and at the same time of such day) and as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the respective directors of the Company and Parent, as determined by such directors in good faith after consultation with and based upon the written advice of their respective outside legal counsel, the Company and Parent shall (i) recommend approval of the transactions contemplated by this Agreement by the stockholders of the Company and Parent, respectively, and include in the Joint Proxy Statement/Prospectus such recommendation and (ii) use all reasonable efforts to solicit from their respective stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby or approval of the issuance of Parent Common Stock in the Merger pursuant to this Agreement, as the case may be, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

      SECTION 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the confidentiality letter, dated August 30, 1996 (the "CONFIDENTIALITY LETTER"), between Parent and the Company.

      SECTION 5.5 CONSENTS; APPROVALS. The Company and Parent shall each use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company and Parent shall furnish promptly all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

      SECTION 5.6 AGREEMENTS WITH RESPECT TO AFFILIATES. Each of Parent and the Company shall deliver to the other, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "AFFILIATE Letters") identifying all persons who are, at the time of the Parent Stockholders Meeting or Company Stockholders Meeting, as the case may be, "affiliates" of the Parent or the Company, respectively, for purposes of Rule 145 under the Securities Act ("RULE 145"). Each of Parent and the Company shall use its best efforts to cause each person who is identified as an "affiliate" in its Affiliate Letter to deliver, on or before the date which is 30 days prior to the Effective Time, a written agreement (an "AFFILIATE Agreement") in connection with restrictions on affiliates under Rule 145 and pooling of interests accounting treatment, in substantially the form of Exhibit 5.6.

      SECTION 5.7  INDEMNIFICATION AND INSURANCE.

      (a) The By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

      (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws as in effect at the Effective Time, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries
(collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

      (c) Parent and the Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

      (d) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company; PROVIDED, HOWEVER, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and PROVIDED FURTHER, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

      (e) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

      SECTION 5.7A      EMPLOYMENT AND BENEFIT MATTERS.

      (a) The Surviving Corporation shall for a period of one (1) year following the Effective Time maintain the contractual benefit programs identified in Schedule 5.7A(a) (each, a "Benefit Plan") other than severance plans and agreements for which those provided in Schedule 5.7A(b) shall be substituted; provided, however, that nothing herein shall affect Parent's rights to modify or terminate any such Benefit Plan at or after the end of such one (1) year period. On and after the Effective Time, employees of the Surviving Corporation who were employees on the Effective Date will be eligible to participate in Parent's stock option and annual incentive plans as in effect from time to time at levels commensurate with their responsibilities and consistent with the terms of such plans.

      (b) Effective no later than the Effective Time, the Company shall enter into agreements and adopt plans or programs in forms satisfactory to Parent, the terms and conditions of which shall be consistent in all material respects with those set forth in Schedule 5.7A(b) to provide in a manner consistent with the transaction contemplated hereby the benefits and payments to each person or category of persons identified on such Schedule 5.7A(b).

      SECTION 5.8 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED FURTHER that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(a) or 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

      SECTION 5.9 FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

      SECTION 5.10 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the NYSE.

      SECTION 5.11 CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

      SECTION 5.12 ACCOUNTANTS' LETTERS. Upon reasonable notice from the other, the Company and Parent shall use their respective best efforts to cause Deloitte & Touche LLP or KPMG Peat Marwick LLP, respectively, to deliver to Parent or the Company, as the case may be, a letter, dated within 2 business days of the Effective Date of the Registration Statement covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters. In connection with Parent's efforts to obtain such letter, if requested by KPMG Peat Marwick LLP, the Company shall provide a representation letter to KPMG Peat Marwick LLP complying with the statement on Auditing Standards No. 72 ("SAS 72"), if then required. In connection with the Company's efforts to obtain such letter, if requested by Deloitte & Touche, LLP, Parent shall provide a representation letter to Deloitte & Touche LLP complying with SAS 72, if then required.

      SECTION 5.13 POOLING ACCOUNTING TREATMENT. Each of Parent and the Company agrees not to take any action that to its knowledge could reasonably be expected to adversely affect the ability of Parent to treat the Merger as a pooling of interests, and each of Parent and the Company agrees to take such action as may be reasonably required to negate the impact of any past actions which to its knowledge could reasonably be expected to adversely impact the ability of Parent to treat the Merger as a pooling of interests. .

      SECTION 5.14 NYSE LISTING. The Company shall use its best efforts to continue the listing of the Company Common Stock on the NYSE during the term of this Agreement.

      SECTION 5.15 LISTING OF PARENT SHARES. Parent shall use its best efforts to cause the Parent Shares to be issued in the Merger to be approved for listing, upon official notice of issuance, on the NYSE.


                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

      SECTION 6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

      (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company and the issuance of shares of Parent Company Stock in the Merger pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of Parent;

      (c) HSR ACT, ETC. The waiting period applicable to the consummation of the Merger under the HSR Act and under any legal requirement of the European Community shall have expired or been terminated, and any requirements of other foreign jurisdictions applicable to the consummation of the Merger shall have been satisfied unless the failure of such requirements of other foreign jurisdictions to be satisfied does not constitute a Material Adverse Effect in respect of either the Company and its subsidiaries or the Parent and its subsidiaries;

      (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger;

      (e) STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall be in full force and effect at and as of the Effective Time;

      (f) BLUE SKY LAWS. All material permits and other authorizations necessary under the Blue Sky Laws to issue shares of Parent Common Stock pursuant to the Merger shall have been obtained; and

      (g) NYSE LISTING. The Parent Shares to be issued in the Merger shall have been approved upon official notice of issuance for listing on the NYSE.

      SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause
(iii)), and (iii) where the failure to be true and correct shall not constitute a Material Adverse Effect, with the same force and effect as if made at and as of the Effective
Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief
Financial Officer of the Company;

      (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company;

      (c) OPINION OF COUNSEL. Parent shall have received a written opinion from Ropes & Gray, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code;

      (d) OPINION OF ACCOUNTANTS. Parent shall have received an opinion of each of KPMG Peat Marwick LLP and Deloitte & Touche LLP, independent certified public accountants, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement; and

      (e) AFFILIATE AGREEMENTS. Parent shall have received from each person who is identified in the Affiliate Letters as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect.

      SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct shall not constitute a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent;

      (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent;

      (c) TAX OPINIONS. The Company shall have received a written opinion of Simpson Thacher & Bartlett, in form and substance reasonably satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code; and

      (d) OPINION OF ACCOUNTANTS. The Company shall have received a copy of the opinions referred to in Section 6.2(d) above.

                                  ARTICLE VII

                                  TERMINATION

      SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

      (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

      (b) by either Parent or the Company if the Merger shall not have been consummated by March 31, 1997 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

      (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.9 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

      (d) (i) by Parent, if the requisite vote of the stockholders of the Company shall not have been obtained at a duly held meeting of such stockholders or any adjournment thereof by March 31, 1997 or (ii) by the Company, if the requisite vote of the stockholders of Parent shall not have been obtained at a duly held meeting of such stockholders or any adjournment thereof by March 31, 1997; or

      (e) by Parent or the Company, if: (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so in accordance with Section 5.3 hereof; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below);
or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; PROVIDED, THAT, the Company shall not be entitled to exercise any termination rights under clause (ii) or (iii) of this
Section 7.1(e) unless (x) any action of the Board of Directors of the Company referred to in either such clause is required to be taken by the Board of Directors in order to properly discharge its fiduciary duties and (y) the Company has complied with its obligations in Section 4.2; or

      (f) by the Company, if the Board of Directors of Parent shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to the Company or shall have resolved to do so in accordance with Section 5.3 hereof.

       As used herein, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or its subsidiaries and other than Kohlberg Kravis Roberts & Co. and its affiliates (a "THIRD PARTY") acquires or would acquire more than 15% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its significant subsidiaries by a merger or other business combination (including any so-called "merger of equals" and whether or not the Company or any of its significant subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value equal to more than 35% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

      SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.3 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination. The Confidentiality Letter shall survive termination of this Agreement as set forth therein.

      SECTION 7.3  FEES AND EXPENSES.

      (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy

Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

      (b) The Company shall pay Parent a fee of $150 million (the "FEE"), plus actual, documented and reasonable out-of-pocket expenses of Parent relating to the transactions contemplated by this Agreement not in excess of $15 million in the aggregate (including, but not limited to, reasonable fees and expenses of Parent's counsel, accountants and financial advisers) ("EXPENSES"), upon the termination of this Agreement by Parent or the Company pursuant to Section 7.1(e)(ii) or Section 7.1(e)(iii).

      (C) The Company shall pay parent the fee plus the expenses if all of the following events have occurred:

            (i) a bona fide alternative transaction is publicly commenced, publicly disclosed, publicly proposed or publicly communicated to the company at any time on or after the date of this agreement and on or prior to the date of the meeting of the stockholders of the company referred to in Section 5.3 hereof (including the last date on which any adjourned session thereof is reconvened);

            (ii) Either parent or the company terminates this agreement pursuant to Section 7.1(b) or parent terminates this agreement pursuant to
      Section 7.1(d)(i) if, in the case of termination under either such section, the requisite vote for approval and adoption of the merger agreement by the stockholders of the Company shall not have been obtained by March 31, 1997; and

            (iii) Thereafter on or prior to the second anniversary of the date of termination, (a) such alternative transaction is consummated or (b) there is consummated any transaction, whether or not commenced, publicly disclosed, publicly proposed or communicated to the Company prior to such termination, that would constitute an alternative transaction (provided that for purposes of this clause (iii)(b) of Section 7.3(c) the reference to the percentage of outstanding shares in clause (i) of the definition of alternative transaction shall be 50% instead of 15%).

      (d) The Company shall pay parent the fee plus the expenses if parent or the company terminates this agreement pursuant to clause (i) of Section 7.1(e) and thereafter on or prior to the second anniversary of the date of termination there is consummated a transaction that would constitute an alternative transaction (provided that for purposes of this Section 7.3(d) the reference to the percentage of outstanding shares in clause (i) of the definition of alternative transaction shall be 50% instead of 15%);

      (e) The Fee and Expenses payable pursuant to Section 7.3(b) shall be paid within one business day after the first to occur of any of the events described in Section 7.3(b). The Fee and Expenses payable pursuant to Section 7.3(c) or 7.3(d) shall be paid within one business day following the consummation of any such Alternative Transaction. Notwithstanding the preceding sentences, in no event shall the Company be required to pay any such Fee and Expenses to Parent if, immediately prior to the termination of this Agreement, Parent was in material breach of its obligations under this Agreement.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

      SECTION 8.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, Etc.

      (a) Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I and Section 5.7 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive such termination indefinitely. Nothing in this Section 8.1(a) shall relieve any party for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination.

      (b) Any disclosure made with reference to one or more sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed only with respect to such section unless such disclosure is made in such a way as to make its relevance to the information called for by another Section of such schedule readily apparent in which case, such disclosure shall be deemed to have been included in such other Section, notwithstanding the omission of a cross reference thereto.

      SECTION 8.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

      (a)  If to Parent or Merger Sub:

            The Gillette Company
            Prudential Tower Building
            39th Floor
            Boston, MA 02199

            Telecopier No.:  (617) 421-7866
            Telephone No.:  (617) 421-7875
            Attention:  Deputy General Counsel

      With a copy to:

            David C. Chapin, Esq.
            Ropes & Gray
            One International Place
            Boston, MA  02110

            Telecopier No.:  (617) 951-7050
            Telephone No.:  (617) 951-7371

      (b)  If to the Company:

            Duracell International Inc.
            Berkshire Corporate Park
            Bethel, CT 06801

            Telecopier No.:  (203) 796-4518
            Telephone No.:  (203) 796-4158
            Attention:  General Counsel

            With a copy to:
            Charles I. Cogut, Esq.
            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, NY  10017

            Telecopier No.:  (212) 455-2502
            Telephone No.:  (212) 455-2000

      SECTION 8.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

      (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

      (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

      (c) "business day" means any day other than a day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

      (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

      (e) "generally accepted accounting principles" shall mean United States generally accepted accounting principles.

      (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

      (g) "significant subsidiary" means any subsidiary of the Company or Parent, as the case may be, that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC; and

      (h) "subsidiary" or "subsidiaries" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      SECTION 8.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 8.5 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      SECTION 8.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      SECTION 8.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      SECTION 8.9 ASSIGNMENT; GUARANTEE OF MERGER SUB OBLIGATIONS. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any direct wholly owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

      SECTION 8.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.7 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

      SECTION 8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 8.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

      SECTION 8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 8.14  CONSENT TO JURISDICTION.  EACH OF THE PARTIES HERETO:

            (a) consents to submit itself to the personal jurisdiction of (i) the United States District Court for the southern district of New York in the event any dispute arises out of this agreement or any of the transactions contemplated by this agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (ii) the Chancery or other courts of the State of Delaware otherwise;

            (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

            (c) agrees that it will not bring any action relating to this agreement or any of the transactions contemplated by this agreement in any court other than such courts;

            (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 8.2 or at such other address of which a party shall have been notified pursuant thereto; and

            (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

                    [This space intentionally left blank.]

      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              THE GILLETTE COMPANY


                              By:/s/ Kenneth F. Kames
                                 ---------------------------------------
                                   Name: Kenneth F. Kames
                                   Title: Vice President



                              ALASKA ACQUISITION CORP.


                              By:/s/ Kenneth F. Kames
                                 ---------------------------------------
                                 Name: Kenneth F. Kames
                                 Title: Vice President



                              DURACELL INTERNATIONAL INC.


                              By:/s/ Charles R. Perrin
                                 ----------------------------------------
                                 Name: Charles R. Perrin
                                 Title: Chairman of the Board and
                                     Chief Executive Officer

                                                 Exhibit 5.6 to Merger Agreement

                                            _____________, 1996



The Gillette Company
Prudential Tower Building
Boston, MA  02199

    Re:  Merger Agreement

Ladies and Gentlemen:

    The Gillette Company, a Delaware corporation ("Parent"), Alaska Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), and Duracell International Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated September 12, 1996 (the "Merger Agreement"), pursuant to which Merger Sub would be merged with and into the Company (the "Merger"), and each outstanding share of Company Common Stock would be converted into the right to receive shares of Parent Common Stock. Capitalized terms used herein and not defined have the meanings assigned to them in the Merger Agreement.

    The undersigned has been advised that as of the date the Merger is submitted to stockholders of the Company for approval, the undersigned may be an "affiliate" of the Company, as the term is defined for purposes of paragraph (c) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein shall be construed as an admission of either such fact.

    Parent has requested the undersigned to represent and agree, and the undersigned represents and agrees, with Parent as follows:

    1.   POOLING.

    From and after 30 days prior to the Effective Time of the Merger, the undersigned will not sell, transfer, exchange or otherwise, directly or indirectly, dispose of, or reduce the risk of loss (by short sale or otherwise) or enter into any contract or other arrangement with respect to, or consent to the sale or exchange of or other disposition of any interest in, any securities of the Company or Parent until after such time as Parent has published financial results covering at least 30 days of combined operations of Parent and the Company after the Effective Time of the Merger in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. The undersigned understands that certificates representing the shares of Parent Common Stock, if any, received by the undersigned in the Merger will be placed on the "stop-transfer list" maintained by Parent's transfer agent and will remain so listed until the publication of such financial results and that there will be placed on the certificate(s) representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN A LETTER AGREEMENT DATED AS OF _________, 1996 RELATING THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE GILLETTE COMPANY."

    Parent agrees and covenants that (i) Parent will use its reasonable best efforts to publish financial results covering at least 30 days of combined operations of Parent and the Company after the Effective Time of the Merger, as soon as practicable and in no event later than 45 days after the end of the first fiscal quarter which includes at least 30 days of such combined operations after the Effective Time if such 30 days is included in any of the first three fiscal quarters of Parent, and in no event later than 60 days after the end of the first fiscal quarter which includes at least 30 days of combined operations of Parent and the Company if such 30 days is included in the fourth fiscal quarter of Parent; and (ii) promptly after such publication the stop transfer instructions and legends referred to above shall be terminated or removed.

    2.   RULE 145.

    The undersigned has been advised that the issuance of shares of Parent Common Stock pursuant to the Merger will be registered under the Securities Act pursuant to a registration statement on Form S-4. The undersigned has also been advised that, if the undersigned is in fact an "affiliate" of the Company at the time the Merger is submitted to a vote of the stockholders of the Company, Rule 145 under the Securities Act will restrict the undersigned's sales of shares of Parent Common Stock, if any, received in the Merger. The undersigned has been advised that if the undersigned is so subject to Rule 145, the undersigned may not sell or otherwise dispose of any shares of Parent Common Stock except in accordance with Rule 145(d) under the Securities Act or pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

    The undersigned understands and agrees that:

         (i) Parent is under no obligation to register the sale, transfer or other disposition of the shares of Parent

    Common Stock to be received by the undersigned in the Merger except as set forth in written agreements, if any, with the undersigned which have been entered into by Parent or which have been specifically assumed by Parent.

         (ii) Stop transfer instructions will be given to the transfer agent of Parent with respect to the shares of Parent Common Stock to be received by the undersigned in the Merger, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH RULE 145(D) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

         (iii) Unless the transfer by the undersigned of the shares of Parent Common Stock is a sale made in conformity with the provisions of Rule 145(d), or is made pursuant to a registration statement under the Securities Act, Parent reserves the right to put an appropriate legend on the certificate issued to a transferee.

    In connection with the foregoing, Parent agrees as follows:

         (i) For so long as and to the extent necessary to permit the undersigned to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall use reasonable best efforts to file, on a timely basis, all reports required to be filed with the Securities and Exchange Commission ("SEC") by it pursuant to Section 13 of the Exchange Act, so long as it is subject to such requirement, furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 145 and otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent has filed, on a timely basis, all reports required to be filed with the SEC under Section 13 of the Securities Exchange Act of 1934, as amended, during the preceding 12 months.

         (ii) Parent agrees that the stop transfer instructions and legends referred to above shall be terminated or removed if the undersigned shall have delivered to Parent a copy of a letter from the staff of the SEC or an opinion of counsel with recognized expertise in securities law matters, in form and substance satisfactory to Parent, to the effect that such instructions and legends are not required for the purposes of the Securities Act.

    This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    This letter agreement shall terminate if and when the Merger Agreement is terminated according to its terms.


                                     *    *    *

    Please indicate your agreement with the foregoing by signing the acknowledgment below on the enclosed copies of this letter, and returning the same to the undersigned, whereupon this letter agreement shall become an effective agreement between Parent and the undersigned.

                             Very truly yours,



                             ____________________________

                             By:_________________________
                                 Name:
                                 Title:

Acknowledged and agreed as of
the date hereof.

THE GILLETTE COMPANY



By_________________________
    Name:
    Title:


                                         -5-